UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2011

Date of Report (Date of earliest event reported)

Bitzio, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction)

000-51688

(Commission File Number)

16-1734022

(IRS Employer Identification No.)

548 Market Street, Suite 18224, San Francisco, California, 94104

(Address of principal executive offices)

(213) 400-0770

Registrant’s telephone number, including area code

_______________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets

On November 9, 2011, Bitzio, Inc.’s wholly owned subsidiary, Bitzio Holdings, Inc., completed the purchase from Mr. Quoc Bui and Mr. Michael Moon (collectively, the “Sellers”) of all of the shares of Thinking Drone, Inc. pursuant to a September 14, 2011 agreement, as amended (the “Agreement”). There is no material relationship between Bitzio, Inc. and the Sellers, other than the Agreement.

Thinking Drone, Inc., which carries on business as Free the Apps and Pici Apps, is an independent application developer for the iPhone and Android platforms.

As consideration for the acquisition, Bitzio Holdings, Inc. will pay the Sellers 5,000,000 shares of the common stock of Bitzio, Inc. immediately and $500,000 cash, of which $50,000 is to be paid on or before November 30, 2011, not less than $25,000 is to be paid on or before the last day of each month commencing December 31, 2011 plus interest commencing from the Closing Date at 5.25% per annum computed monthly on the unpaid balance, if any, and the unpaid balance and unpaid interest, if any, is to be paid on or before October 31, 2012.

A copy of the Agreement will be attached as an exhibit to Bitzio, Inc.’s quarterly report as filed on Form 10-Q for the period ending September 30, 2011.

Item 1.02 Termination of a Material Definitive Agreement

On October 31, 2011, Bitzio, Inc. and Martin E. Janis & Company, Inc. agreed to terminate their September 28, 2011 public relations agreement without cost or penalty to either party.

The agreement provided that Martin E. Janis & Company, Inc. would carry out a publicity program and provide public relations services to Bitzio, Inc. for a twelve-month period commencing October 1, 2011 for a fee of $5,000 per month and 700,000 restricted shares of Bitzio, Inc.’s common stock.

The parties concluded that termination of the agreement would be in the best interests of all concerned.

Item 3.02

Unregistered Sales of Equity Securities

On September 14, 2011, Bitzio, Inc. (the “Company”) issued 300,000 shares of its restricted common stock as compensation for services rendered to the Company. These shares were issued at a deemed price of $0.55 per share under the auspices of Section 4(2) of the Securities Act of 1933.

On November 10, 2011, the Company issued 2,771,125 shares of its restricted common stock as compensation for services rendered to the Company. These shares were issued at a deemed price of $0.20 per share under the auspices of Section 4(2) of the Securities Act of 1933.

On November 15, 2011, the Company issued 5,000,000 shares of its restricted common stock as consideration for the purchase of Thinking Drone, Inc. These shares were issued at a deemed price of $0.15 per share under the auspices of Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

Audited and pro forma financial statements and required information relating to Thinking Drone, Inc. will be provided no later than 75 days from the closing date of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2011

BITZIO, INC.

/s/ Gordon C. McDougall

Gordon C. McDougall

Chief Executive Officer